UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2007 (September 13, 2007)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 13, 2007, St. Mary Land & Exploration Company (the “Company”) issued a press release entitled “St. Mary Announces Plan to Divest

Non-Strategic Oil and Gas Properties and Recent Stock Repurchase Activity.” The press released announced that the Company has engaged Albrecht & Associates, Inc. to market for sale a package of non-strategic oil and gas properties. Additionally, the Company announced that in August it repurchased a total of approximately 791,000 shares of outstanding common stock at a weighted average cost of $32.82 per share. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2. of Form 8-K, the preceding information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 13, 2007, the Company announced that it has engaged Albrecht & Associates, Inc. to handle a planned property divestiture of certain non-core oil and gas properties.  The package represents non-strategic properties located primarily in the Rockies and Mid-Continent regions.  Based on a preliminary reserve estimate prepared by Albrecht & Associates, these properties represent approximately 74 BCFE of proved oil and gas reserves. The sales price for these properties will be determined by a competitive bidding process. Provided the Company believes it receives an offer that it believes represents appropriate value and is accretive to net asset value per share, the divestiture is currently expected to be completed in late December 2007.

The Company also announced that throughout the month of August 2007, the Company repurchased a total of 790,816 shares of outstanding common stock at an average weighted cost of $32.82 per share in the open market. The shares were repurchased under the Company’s existing Board-authorized stock repurchase program. The Company is authorized to repurchase 5,209,184 additional shares of common stock under its current authorization. The stock repurchases were funded with cash on hand and borrowings under the Company’s existing credit facility.

This report contains forward-looking statements within the meaning of securities laws. The words “will,” “plans,” and “expect” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the pending nature of the announced divestiture as well as the ability to complete this transaction, the uncertain nature of the expected benefits from the divestiture of oil and gas properties, uncertainties related to the amount of expected proceeds to be received from the divestiture, the volatility and level of oil and natural gas prices, the imprecise nature of oil and natural gas reserve estimates, and other matters discussed in the “Risk Factors” section of the Company’s 2006 Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Although the Company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this report:

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: September 14, 2007	By: /s/ MARK T. SOLOMON
Mark T. Solomon
Controller

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